Exhibit 10.1

CytoMed Therapeutics Pte. Ltd.

2022 EQUITY INCENTIVE PLAN

1.	Purpose. The purposes of this Plan are:

	(a)	to attract and retain the best available personnel for positions of substantial responsibility,

	(b)	to provide additional incentives to Employees, Directors, and Consultants (including members of the Company’s Scientific Advisory Board), and

	(c)	to promote the success of the Company’s business,

by providing Employees, Directors, and Consultants with opportunities to acquire the Company’s Ordinary Shares, or to receive monetary payments based on the value of such shares. Additionally, the Plan is intended to assist in further aligning the interests of the Company’s Employees, Directors, and Consultants to those of its other shareholders.

2.	Definitions. As used herein, the following definitions will apply:

	(a)	“Administrator” means a committee of at least one Director of the Company as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board.

	(b)	“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

	(c)	“Award” means, individually or collectively, a grant under the Plan of Share Options or Restricted Shares.

	(d)	“Award Agreement” means the written or electronic agreement, consistent with the terms of the Plan, between the Company and the Participant, setting forth the terms, conditions, and restrictions applicable to each Award granted under the Plan.

	(e)	“Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a committee to whom the Board has delegated authority to administer any aspect of this Plan.

	(f)	“Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, subsequent to the adoption of this Plan, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

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	(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

	(iii)	At such time as the Company ceases to be a controlled company, as defined by the Nasdaq regulations, a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

	(iv)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(g)	“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)	“Company” means CytoMed Therapeutics Pte. Ltd., a company incorporated under the Singapore Companies Act, or any successor thereto.

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(i)	“Consultant” means a consultant or adviser, including members of the Company’s Scientific Advisory Board, who provides bona fide services to the Company, a Parent, or a Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(j)	“Director” means a member of the Board.

(k)	“Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(l)	“Effective Date” means _____ ___, 2022.

(m)	“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(n)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(o)	“Fair Market Value” means, as of any date, the value of an Ordinary Share, determined as follows:

(i) If the Ordinary Shares are readily tradable on an established securities market, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such market for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for an Ordinary Share for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) If the Ordinary Shares are not readily tradable on an established securities market, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In addition, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A. The Administrator’s determination shall be conclusive and binding on all persons.

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	(p)	“Ordinary Shares” means the ordinary shares of the Company, no par value.

	(q)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

	(r)	“Participant” means the holder of an outstanding Award granted under the Plan.

	(s)	“Period of Restriction” means the period during which the transfer of Restricted Shares is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

	(t)	“Plan” means this 2022 Equity Incentive Plan.

	(u)	“Restricted Shares” means Ordinary Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 or issued pursuant to the early exercise of a Share Option.

	(v)	“Service Provider” means an Employee, Director, or Consultant, including any prospective Employee, Director, or Consultant who has accepted an offer of employment or service and will be an Employee, Director, or Consultant after the commencement of their service.

	(w)	“Share Option” means an option granted pursuant to the Plan to purchase Ordinary Shares.

	(x)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3.	Awards.

	(a)	Award Types. The Plan permits the grant of Share Options and Restricted Shares.

	(b)	Award Agreements. Awards shall be evidenced by Award Agreements (which need not be identical) in such forms as the Administrator may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreements, the provisions of the Plan shall prevail.

	(c)	Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator, consistent with Applicable Laws. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

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4.	Ordinary Shares Available for Awards.

	(a)	Basic Limitation. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Ordinary Shares that may be issued under the Plan is ________ (the “Plan Share Limit”).[1] The Ordinary Shares subject to the Plan may be authorized, but unissued, or reacquired shares.

	(b)	Awards Not Settled in Ordinary Share Delivered to Participant. Upon payment in Ordinary Shares pursuant to the exercise or settlement of an Award, the number of Ordinary Shares available for issuance under the Plan shall be reduced only by the number of Ordinary Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Ordinary Shares, or if the Ordinary Shares are tendered or withheld to satisfy any tax withholding obligations, the number of the Ordinary Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

	(c)	Cash-Settled Awards. Ordinary Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

	(d)	Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Ordinary Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Ordinary Shares allocable to the terminated portion of such Award or such forfeited or repurchased Ordinary Shares shall again be available for grant under the Plan.

	(e)	Share Reserve. The Company, during the term of the Plan, shall at all times keep available such number of Ordinary Shares authorized for issuance as will be sufficient to satisfy the requirements of the Plan.

5.	Administration. The Plan will be administered by the Administrator.

	(a)	Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted;

1 15% of the issued and outstanding shares.

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(iii)	to determine the number of the Ordinary Shares to be covered by each Award;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting criteria or Periods of Restriction, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)	to construe and interpret the terms of the Plan, any Award Agreement, and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable tax laws;

(viii)	to modify or amend each Award (subject to Section 15(c) of the Plan), including (A) the discretionary authority to extend the post-termination exercisability period of Awards and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;

(ix)	to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Ordinary Shares or cash to be issued upon exercise or vesting of an Award that number of the Ordinary Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Ordinary Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Ordinary Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)	to allow a Participant to defer the receipt of the payment of cash or the delivery of the Ordinary Shares that would otherwise be due to such Participant under an Award, subject to compliance (or exemption) from Code Section 409A;

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		(xii)	to determine whether Awards will be settled in cash, Ordinary Shares, other securities, other property, or in any combination thereof;

		(xiii)	to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any securities issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

		(xiv)	to make all other determinations deemed necessary or advisable for administering the Plan.

	(b)	Delegation of Authority. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. The acts of such delegates shall be treated as acts of the Administrator, and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards granted.

	(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all persons, including Participants and any other holders of Awards.

6.	Eligibility. The Administrator has the discretion to select any Service Provider to receive an Award. Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

7.	Share Options. The Administrator, at any time and from time to time, may grant Share Options under the Plan to Service Providers. No Share Option issued under the Plan is intended to qualify as an incentive stock option within the meaning of Code Section 422. Each Share Option shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the following limitations:

	(a)	Exercise Price. The per share exercise price for Ordinary Shares to be issued pursuant to exercise of a Share Option will be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Ordinary Share on the date of grant.

	(b)	Exercise Period. Share Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Share Option shall be exercisable later than ten (10) years after the date it is granted. All Share Options shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition.

(c)	Payment of Exercise Price. To the extent permitted by Applicable Laws, the Participant may pay the Share Option exercise price by:

	(i)	cash;

	(ii)	check;

	(iii)	surrender of other Ordinary Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

	(iv)	if approved by the Administrator, as determined in its sole discretion, by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Ordinary Shares subject to the Share Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Ordinary Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

	(v)	if approved by the Administrator, as determined in its sole discretion, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Ordinary Shares underlying the Share Option so exercised reduced by the number of Ordinary Shares equal to the aggregate exercise price of the Share Option divided by the Fair Market Value on the date of exercise;

	(vi)	such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws; or

	(vii)	any combination of the foregoing methods of payment.

(d)	Exercise of Share Option.

	(i)	Procedure for Exercise. Any Share Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Share Option may not be exercised for a fraction of an Ordinary Share. Exercising a Share Option in any manner will decrease the number of Ordinary Shares thereafter available for purchase under the Share Option, by the number of Ordinary Shares as to which the Share Option is exercised.

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(ii)	Exercise Requirements. A Share Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Share Option, and (y) full payment of the Exercise Price (including provision for any applicable tax withholding).

(iii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, the Participant may exercise the Share Option within such period of time as is specified in the Award Agreement to the extent that the Share Option is vested on the date of termination (but in no event later than the expiration of the term of such Share Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Share Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to a Share Option, the Ordinary Shares covered by the unvested portion of the Share Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If after termination, the Participant does not exercise a Share Option as to all of the vested Ordinary Shares within the time specified by the Administrator, the Share Option will terminate, and remaining Ordinary Shares covered by such Share Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan.

(iv)	Beneficiary. If a Participant dies while a Service Provider, the Share Option may be exercised following the Participant’s death by the Participant’s designated beneficiary, provided such beneficiary has been designated and received by the Administrator prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been properly designated by the Participant, then such Share Option may be exercised by the personal representative of the Participant’s estate or by the persons to whom the Share Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(v)	Shareholder Rights. Until the Ordinary Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent or depositary of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Ordinary Shares, notwithstanding the exercise of the Share Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Ordinary Shares are issued, except as provided in Section 11 of the Plan or the applicable Award Agreement.

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8.	Restricted Shares. The Administrator, at any time and from time to time, may grant Restricted Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the following limitations:

	(a)	Restricted Share Agreement. Each Award of Restricted Shares will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Ordinary Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

	(b)	Removal of Restrictions. Unless the Administrator determines otherwise, Restricted Shares will be held by the Company as escrow agent until the restrictions on such Restricted Shares have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

	(c)	Voting Rights. During the Period of Restriction, a Participant holding Restricted Shares will not have voting rights applicable to those Restricted Shares, unless otherwise provided in the Award Agreement.

	(d)	Dividends and Other Distributions. During the Period of Restriction, a Participant holding Restricted Shares will not be entitled to receive dividends or any other distributions paid with respect to such Restricted Shares, unless otherwise provided in the Award Agreement.

	(e)	Transferability. Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

	(f)	Return of Restricted Shares to Company. On the date set forth in the Award Agreement, the Restricted Shares for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

9.	Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any Employee’s unpaid leave of absence and will resume on the date the Employee returns to work on a regular schedule as determined by the Administrator; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company, although any leave of absence not provided for in the Company’s employee manual needs to be approved by the Administrator, or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

10.	Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to the Participant’s estate or legal representative, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

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11.	Adjustments; Dissolution or Liquidation; Change in Control.

	(a)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Ordinary Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Ordinary Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Ordinary Shares which may be delivered under the Plan, the number, class and price of Ordinary Shares subject to outstanding awards, and the numerical limits in Section 4. Notwithstanding the preceding, the number of Ordinary Shares subject to any Award always shall be a whole number.

	(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Ordinary Shares covered thereby, including Ordinary Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

	(c)	Change in Control.

(i) Share Options. In the event of a Change in Control, each outstanding Share Option shall be assumed or an equivalent share option substituted by the acquiring or successor corporation or a Parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Share Option, the Participant shall fully vest in and have the right to exercise the Share Option as to all of the Ordinary Shares, including those as to which it would not otherwise be vested or exercisable. If a Share Option is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Share Option shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Share Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Share Option shall be considered assumed if, following the Change in Control, the Share Option confers the right to purchase or receive, for each Ordinary Share subject to the Share Option immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of the Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the Change in Control is not solely ordinary shares of the acquiring or successor corporation or its Parent, the Administrator may, with the consent of the acquiring or successor corporation, provide for the consideration to be received upon the exercise of the Share Option, for each Ordinary Share subject to the Share Option, to be solely ordinary shares of the acquiring or successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

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(ii) Restricted Shares. In the event of a Change in Control, each outstanding Award of Restricted Shares shall be assumed or an equivalent restricted share award substituted by the acquiring or successor corporation or a Parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, in the event that the acquiring or successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award including as to Restricted Shares that would not otherwise be vested, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. For the purposes of this paragraph, an Award of Restricted Shares shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Ordinary Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of the Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the Change in Control is not solely ordinary shares of the successor corporation or its Parent, the Administrator may, with the consent of the acquiring or successor corporation, provide that the consideration to be received for each Ordinary Share be solely ordinary shares of the acquiring or successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of the performance goals without the Participant’s consent; provided, however, that a modification to the performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

12.	Taxes.

	(a)	General. It is a condition to each Award under the Plan that a Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Administrator or the Company, for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Ordinary Shares or make any cash payment under the Plan unless such obligations are satisfied.

	(b)	Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company or its Parent or Subsidiary withhold all or a portion of any Ordinary Share that otherwise would be issued to such Participant or by surrendering all or a portion of any Ordinary Share that they previously acquired. Such Ordinary Share shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Ordinary Share to the Company or its Parent or Subsidiary may be subject to restrictions, including any restrictions required by the U.S. Securities and Exchange Commission, accounting or other rules.

	(c)	Discretionary Nature of Plan. The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by Applicable Laws, the benefits and rights provided under the Plan are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. By acceptance of an Award, a Participant waives any and all rights to compensation or damages as a result of the termination of employment with the Company or its Subsidiaries or Parent for any reason whatsoever insofar as those rights result or may result from this Plan or any Award.

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	(d)	Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

	(e)	Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

13.	No Rights as a Service Provider. Neither the Plan, nor an Award Agreement, nor any Award shall confer upon a Participant any right with respect to continuing a relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

14.	Term of Plan. The Plan will become effective pursuant to the resolution adopting the Plan by the Board. Unless terminated earlier under Section 15, the Plan will continue in effect for a term of ten (10) years.

15.	Amendment and Termination of the Plan.

	(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

	(b)	Shareholder Approval. The Company may obtain shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Laws.

	(c)	Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

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16.	Conditions Upon Issuance of Ordinary Shares.

(a) Legal Compliance. Ordinary Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Ordinary Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.

17.	Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Award Agreements shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

18.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority will not have been obtained.

19.	Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

20.	Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of New York, without reference to any choice of law principles.

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